                                                                  EXHIBIT 10.13

                      NETSCAPE COMMUNICATIONS CORPORATION
                                      AND
                        CONCENTRIC RESEARCH CORPORATION
                             OEM LICENSE AGREEMENT
                              NO. ________________


This OEM License Agreement ("Agreement") is entered into on this 27th day of July, 1995 ("Effective Date") by and between Netscape Communications Corporation, a Delaware corporation ("Netscape"), with principal offices at 501 East Middlefield Road, Mountain View, CA 94043 and Concentric Research Corporation, a Florida corporation ("Concentric"), with principal offices at 400 Forty-First Street, Bay City, MI 48708.

WHEREAS, Concentric markets and provides data communications and interactive on-line products and services including Internet access services.

WHEREAS, Netscape has proprietary or remarketing rights to certain computer software products.

WHEREAS, Netscape wishes to grant to Concentric and Concentric desires to obtain certain license rights to such computer software products more particularly described below in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties.

SECTION 1.  DEFINITIONS
For purposes of this Agreement, the following terms shall have the following meanings:

1.1 "Attachment(s)" means the attachments to this Agreement which are attached hereto and incorporated herein:

     1.1.1 Attachment A (Description of Netscape Products) which sets forth a description of each Netscape Product licensed hereunder.

     1.1.2 Attachment B (Pricing, Payment Schedules and Deliverables) which sets forth pricing for Concentric, payment schedules, and specific items to be delivered to Concentric.

     1.1.3 Attachment C (Netscape's Trademarks) which sets forth the trademarks over which Netscape claims ownership.

     1.1.4 Attachment D (Netscape's End User License Agreements) which sets forth Netscape's terms and conditions of licensing applicable to an end user customer.

     1.1.5 Attachment E (OEM Maintenance and Support) which sets forth Netscape's and Concentric's maintenance and support obligations.

     1.1.6 Attachment F (Concentric Products(s)) which sets forth a description of Concentric Products which will be bundled with the Netscape Products.

1.2 "Derivative Work(s)" means a revision, modification, translation, abridgment, condensation or expansion of a Netscape Product or Documentation or any form in which a Netscape Product or Documentation may be recast, transferred, or adapted, which, if prepared without the consent of Netscape, would be a copyright infringement.

1.3 "Distributor" means any third party which acquires possession of the Netscape Products from Concentric without becoming a Netscape Product End User and distributes such media, Netscape's end user license agreement, and Concentric Product to an End User.

1.4 "Documentation" means those software user manuals, reference manuals and installation guides, or portions thereof, which are distributed in conjunction with the Netscape Products set forth in Attachment A.

1.5 "End User" means any third party licensed by Concentric or a Distributor to use, but not to further distribute, the Netscape Products.

1.6 "Major and Minor Updates" mean updates, if any, to the Netscape Products. Major Updates involve additions of substantial functionality while Minor Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name while Minor Updates are designated by a change in such number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of an update as a Major or Minor Update. Major Updates exclude software releases which are reasonably designated by Netscape as new products. Where used herein "Updates" shall mean Major Updates or Minor Updates interchangeably.

1.7 "Netscape Product(s)" means the executable version (but not the source code version) of the computer software products listed or described in Attachment A as Netscape may update and provide hereunder from time to time.

1.8 "Program Errors" means one or more reproducible deviations in the Netscape Products from the applicable specifications shown in the Documentation.

1.9 "Concentric Product(s)" means Concentric's bulletin board and related Internet access service products developed and marketed by Concentric, as described in Attachment F, with which the Netscape Products are bundled for distribution.

SECTION 2.     GRANT OF LICENSES AND RIGHTS

2.1  Licenses

     2.1.1 License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Concentric hereby accepts, a nonexclusive, nontransferable license to (i) use and reproduce, without change, the Netscape Products (in executable form only) on any tangible media and (ii) distribute by sublicense such Netscape Product copies to Distributors and End Users only in conjunction with a Concentric Product.

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               Concentric is expressly prohibited from any retail distribution of the Netscape Products and shall not permit or authorize anyone else to do so. Concentric is also expressly prohibited from any marketing and/or distribution directly or indirectly (e.g. through Distributors) of Netscape Products unless each copy is bundled with a Concentric Product. Such reproduction shall occur only at the location of Concentric's principal office first set forth above unless an alternate location is otherwise specified in writing to Netscape. Concentric may grant Distributors the right to grant further sublicenses to distribute copies of the Netscape Products to other Distributors regardless of tier and Concentric and all Distributors shall have the right to distribute the Netscape Products to End Users. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Concentric hereby accepts a nonexclusive, nontransferable license to use the Milan Customer Registration Process 1.1 document solely in conjunction with the Netscape Products to register End Users for Concentric Products. Concentric shall not disclose, provide, or otherwise make available said document to any third party.

     2.1.2 Source Code Restrictions. Concentric agrees not to decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code for the executable code of the Netscape Products or to create any Derivative Works based upon the Netscape Products or Documentation, and agrees not to permit or authorize anyone else to do so.

     2.1.3 Documentation License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Concentric hereby accepts a nonexclusive, nontransferable license to use and reproduce the Documentation, and to distribute the Documentation solely in conjunction with the Netscape Products. Such reproductions shall occur only at Concentric's principal office first set forth above, unless an alternate location is otherwise specified in writing to Netscape. Such distribution may be to Distributors and End Users.

     2.1.4 Licenses Dependent on No Retail Distribution and Bundling. The licenses granted in Paragraph 2.1.1 are conditional upon no retail distribution of, and the marketing and bundling of, each Netscape Product as required therein. If Concentric distributes through the retail channel, or fails to so bundle the Netscape Products, the licenses shall be immediately revocable by Netscape in addition to any other remedies Netscape may have.

2.2  Export

     Concentric shall comply fully with all then-current applicable laws, rules and regulations relating to the export of technical data, including, but not limited to any regulations of the United States Office of Export Administration and other applicable governmental agencies and Concentric acknowledges that by virtue of certain security technology embedded in the Netscape Products, that export of such software may not be legal. Netscape agrees to cooperate in providing information requested by Concentric as necessary to obtain any required licenses and approvals. When distributing the Netscape Products and Documentation in countries where an enforceable copyright law covering the same does not exist, Concentric or its Distributors shall obtain a written agreement signed by the customer prohibiting the customer from making unauthorized copies of the same.

SECTION 3. MARKETING AND DISTRIBUTION

3.1    Nonexclusivity

       Concentric understands that Netscape may enter into arrangements similar to this Agreement with third parties.

3.2    Public Announcements and Promotional Materials

       Netscape and Concentric shall cooperate with each other so that each party may issue a press release concerning this Agreement, provided that each party must approve any press release prior to its release. Netscape shall cooperate with Concentric in its development of the initial marketing and sales materials used to promote the distribution of the Netscape Products.

3.3    Terms Relating to Distribution

       3.3.1   General Restrictions on Distribution

               Concentric agrees to comply with and shall require its Distributors to comply with all applicable laws, rules and regulations to preclude the acquisition of unlimited rights to technical data, software and documentation provided with the Netscape Product to a governmental agency, and ensure the inclusion of the appropriate "Restricted Rights" or "Limited Rights" notices required by the U.S. Government agencies.

       3.3.2   Distributor License Agreement

               Concentric shall procure from each Distributor an executed copy of a distribution license ("Distributor License Agreement") sufficient to ensure that such Distributors are required to comply with the relevant terms of this Agreement.

       3.3.3   End User License Agreements

               Concentric and its Distributors shall distribute the Netscape Products to End Users only under the terms of, and shall ensure that the Netscape Products are subject to applicable end user license agreements with terms at least as restrictive as those set forth in the end user license agreements attached hereto as Attachment D ("End User License Agreements").

3.3.4  Enforcement of Sublicense Agreements

       Concentric and its Distributors shall use commercially reasonable efforts to enforce each Distributor License Agreement and End User License Agreement, whichever may be relevant, with at least the same degree of diligence used in enforcing similar agreements governing others, which in any event shall be sufficient to adequately enforce such agreements. Concentric shall use commercially reasonable efforts to protect Netscape's copyright, shall notify Netscape of any breach of a material obligation under a Distributor License Agreement or an End User License Agreement affecting Netscape Products, and will cooperate with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of Netscape Products.

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

SECTION 4. FEES AND PAYMENT

4.1  Prepaid License Fees

     4.1.1 Concentric shall pay to Netscape the non-refundable royalty license fees ("License Fees") specified in Attachment B hereto. In addition, upon exhaustion of the License Fees, Concentric shall pay to Netscape the royalties per license granted by Concentric and Distributors to End Users as specified in Attachment B in connection with the distribution of all or any portion of a Netscape Product or Update. The License Fees shall be credited against the royalties accruing under this Agreement in accordance with Attachment B hereto. Licenses will accrue in the applicable corresponding quantity upon: (a) the initial date of Concentric's internal use; (b) distribution by Concentric of a Netscape Product copy to a Distributor or End User; (c) authorization by Concentric to increase the authorized number of copies and (d) the initial date of Concentric's internal use or shipment by Concentric to an End User or Distributor of an Update. Concentric shall pay Netscape such royalties accrued during each month within thirty (30) days following the end of such month and each such payment shall be accompanied by a monthly royalty report as described in Paragraph 4.3 below.

     4.1.2 Service Fees. Concentric shall pay to Netscape the service fees set forth on Attachment B for maintenance and support services set forth in Attachment E hereto.

4.2  Payment and Taxes

     4.2.1 Payments. All payments shall be made in United States dollars at Netscape's address as indicated in this Agreement or at such other address as Netscape may from time to time indicate by proper notice hereunder.

     4.2.2 Taxes. All fees and royalties are exclusive of all taxes, duties or levies, however designated or computed. Concentric shall be responsible for and pay all taxes based upon the transfer, use, distribution of Netscape Products, or the program storage media, or upon payments due under this Agreement including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement or with any sublicense granted hereunder, exclusive of taxes based upon Netscape's net income. In lieu thereof, Concentric shall provide to Netscape a tax or other levy exemption certificate acceptable to the taxing or other levying authority.

4.3  Monthly Reports

     Concentric and its Distributors shall maintain accurate records of End Users, including the name and address of each End User, the specific platforms distributed to each End User, and any further information as Netscape may from time to time reasonably request to be maintained. Concentric shall report to Netscape within Thirty (30) calendar days after the end of each month, the type and number of licenses granted for the Netscape Products during such prior month by Concentric to Distributors and End Users.

4.4  Audit of Records

     Concentric shall keep and maintain full, true, and accurate records containing all data reasonably required for verification of amounts to be paid, and the quantity of Netscape Products distributed. Netscape shall have the right, during normal business hours upon at least five (5) business days prior notice, to have a nationally recognized independent auditor audit and analyze the relevant records of Concentric to verify compliance with the provisions of this Agreement. The audit shall be conducted not more than twice every twelve (12) months at Netscape's expense unless there is inadequate record keeping or the results of such audit establish that inaccuracies in the monthly royalty reports have resulted in underpayment of royalties to Netscape more than five percent (5%) of the amount actually due in any month, in which case Concentric shall bear the expenses of the audit.


SECTION 5. DELIVERABLES, UPDATES, AND TECHNICAL SUPPORT

5.1  Deliverables

     Netscape shall provide Concentric with the deliverables indicated in Attachment B ("Deliverables"). All deliveries under this Agreement shall be F.O.B. Netscape.

5.2  Updates and Technical Support

     Netscape shall provide Concentric with Updates as they become available from Netscape at the pricing, terms and conditions specified in Attachment B.

SECTION 6. TRADEMARKS AND TRADE NAMES

6.1  License to Use

     Whenever Concentric makes reference to the Netscape Products or the functionality of the Netscape Products provided within the Concentric Product, then Concentric shall use (and is hereby granted a non-transferable, non-exclusive restricted license to use) those Netscape trademarks and trade names relating to the applicable Netscape Products in any advertising, marketing, technical or other materials related to such Netscape Products which are distributed by Concentric or its Distributors in connection with this Agreement. Concentric need not use Netscape's trademarks and trade names in any country in which their connotation is offensive and will consult with Netscape as to the foreign translation of Netscape trademarks and trade names so that Netscape can help ensure uniformity with their use by Netscape or third parties. Concentric shall clearly indicate Netscape's ownership of such trademarks or trade names specified in Netscape's trademark and trade name listing indicated in Attachment C. All such usage shall inure to Netscape's benefit. Concentric agrees not to register, and agrees to obtain the agreement of its Distributors not to register, any Netscape trademarks or trade names without Netscape's express prior written consent. Upon Netscape's request from time to time Concentric agrees to provide Netscape with copies of goods bearing Netscape's trademarks and trade names so that Netscape can verify their adequate quality. Concentric shall suspend use of Netscape trademarks and trade names if such quality is reasonably deemed inferior by Netscape until Concentric has taken such steps as Netscape may reasonably require to solve the quality deficiencies. A list of Netscape's current trademark registrations and pending applications is indicated in Attachment C. Netscape reserves the right to update Attachment C from time to time in accordance with the notice requirements under this Agreement.

SECTION 7. PROPRIETARY RIGHTS

7.1  Proprietary Rights

     Title to and ownership of all copies of the Netscape Products and Documentation whether in machine-readable or printed form, and including, without limitation, Derivative Works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Netscape and its suppliers. Concentric shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of and rights with respect to the Netscape Products and Documentation. Concentric shall have only those rights in or to the Netscape Products and Documentation granted to it pursuant to this Agreement.

7.2  Proprietary Notices

     7.2.1 No Alteration of Notices. Concentric and its employees and agents shall not remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the Netscape Products and Documentation delivered to Concentric by Netscape and shall use the same notices, legends, symbols, or labels in and on copies of Netscape Products and Documentation made pursuant to Section 2.1 as are contained in and on such Netscape Products and Documentation.

     7.2.2 Notice. Each portion of the Netscape Products and Documentation reproduced by Concentric shall include the intellectual property notice or notices appearing in or on the corresponding portion of such materials as delivered by Netscape hereunder. Concentric shall ensure that all copies of the Netscape Products made pursuant to this Agreement conspicuously display the following notice:

                    Copyright (C)1994 (or other appropriate year(s)), Netscape Communications Corporation. All Rights Reserved.

     If Concentric is unsure of the appropriate year(s), it shall consult Netscape to obtain the correct designation. Such notice shall be on labels on all media containing Netscape Products. If the copyright symbol "(C)" cannot technically be reproduced, Concentric shall use the word "Copyright" followed by the notation "(c)" in its place.

SECTION 8. CONFIDENTIAL INFORMATION AND DISCLOSURE

8.1  Confidential Information

     Each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar Confidential Information and to use such Confidential Information only as permitted under this Agreement. For purposes of this Agreement

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     "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information marked "Confidential" or if disclosed verbally, reduced to writing and marked "Confidential" within thirty (30) days after the date of disclosure. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitations disclosing Confidential Information only to its employees (a) with a need to know to further permitted uses of such information and (b) who are parties to appropriate agreements sufficient to comply with this Section 8, and (c) who are informed of the nondisclosure/ non-use obligations imposed by this Section 8 and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations. The foregoing restrictions on disclosure and use shall survive for Three (3) years following termination of this Agreement but shall not apply with respect to any Confidential Information which (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; and (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (a) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

8.2  Confidentiality of Agreement

     Unless required by law, and except to assert its rights hereunder or for disclosures to its own employees on a "need to know" basis, Concentric agrees not to disclose the terms of this Agreement or matters relating thereto without the prior written consent of Netscape, which consent shall not be unreasonably withheld.

SECTION 9. WARRANTIES

9.1  Limited Warranty

     Subject to the limitations set forth in this Agreement, Netscape warrants only to Concentric that the Netscape Products when properly adapted, installed, and used will substantially conform to the specifications in the Documentation in effect when the Netscape Products are shipped to Concentric. Netscape's warranty and obligation shall extend for a period of Ninety (90) days ("Warranty Period") from the date Netscape first delivers the Netscape Products to

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     Concentric. All warranty claims not made in writing or not received by
     Netscape within the time period specified above shall be deemed waived. Netscape's warranty and obligation is solely for the benefit of Concentric, who has no authority to extend this warranty to any other person or entity. NETSCAPE MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

9.2  EXCLUSIVE WARRANTY

     THE EXPRESS WARRANTY SET FORTH IN PARAGRAPH 9.1 CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE NETSCAPE PRODUCTS. NETSCAPE MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE NETSCAPE PRODUCTS. NETSCAPE EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT, FOR EXAMPLE, THAT THE NETSCAPE PRODUCTS ARE ERROR-FREE OR THAT OPERATION OF THE NETSCAPE PRODUCTS WILL BE SECURE OR UNINTERRUPTED. THERE IS ALSO NO IMPLIED WARRANTY OF NONINFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 10.

9.3  Defects Not Covered by Warranties

     If Netscape's ability to perform warranty services is affected thereby, Netscape shall have no obligations under the warranty provisions set forth in Section 9.1: (a) in the event Concentric incorporates, attaches or otherwise engages any attachment, feature, program, or device to the Netscape Products, or any part thereof; or (b) if any nonconformance is caused by: accident; transportation; neglect or misuse; alteration, modification, or enhancement of the Netscape Products by Concentric; failure to provide a suitable installation environment; use of supplies or materials not meeting specifications; use of the Netscape Products for other than the specific purpose for which the Netscape Products are designed; use of the Netscape Products on any systems other than the specified hardware platform for such Netscape Products; or Concentric's use of defective media or defective duplication of the Netscape Products.

9.4  Exclusive Remedy

     If Concentric finds what it believes to be errors or a failure of the Netscape Products to meet specifications which significantly affects performance, and provides Netscape with a written report during the Warranty Period, Netscape will use reasonable efforts to correct promptly, at no charge to Concentric, any such errors or failures. This is Concentric's sole and exclusive remedy for any express or implied warranties hereunder.

SECTION 10. INDEMNIFICATION

10.1 Netscape shall defend any action brought against Concentric to the extent it is based on a claim that reproduction or distribution by Concentric of the Netscape Products furnished hereunder within the scope of a license granted hereunder directly infringes any valid United States patent, United States copyright, United States trademark or trade secret in the United

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     States. Netscape will pay resulting costs, damages and legal fees finally awarded against Concentric in such action which are attributable to such claim provided that Concentric (a) promptly notifies Netscape in writing of any such claim and Netscape has sole control of the defense and all related settlement negotiations, and (b) cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

10.2 Should a Netscape Product become, or be likely to become in Netscape's opinion, the subject of infringement of such copyright, patent, trademark or trade secret, Netscape may procure for Concentric (i) the right to continue using the same or (ii) replace or modify it to make it non-infringing. Netscape shall have no liability for and Concentric shall indemnify and hold Netscape harmless from and against any claim based upon:
     (a) use of other than the then current, unaltered version of the Netscape Product, unless the infringing portion is also in the then current, unaltered release;(b) use, operation or combination of Netscape Products with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (c) Concentric's or its agent's activities after Netscape has notified Concentric that Netscape believes such activities may result in such infringement (Out this shall not release Netscape from its indemnification obligations prior to such notification); (d) compliance with Concentric's designs, specifications or instructions; (e) any modifications or marking of the Netscape Products not specifically authorized in writing by Netscape; (f) Concentric's use of any trademarks other than those listed in Attachment C; or (g) third party software. The foregoing states the entire liability of Netscape and the exclusive remedy of Concentric with respect to infringement of copyrights, patents, trademarks or trade secrets.

10.3 Concentric agrees to indemnify and hold Netscape harmless from any claims, damages and costs incurred by Netscape related to defective disks or defective duplication in copies of the Netscape Products distributed by Concentric.

SECTION 11. LIMITATION OF LIABILITY

     EXCEPT FOR A BREACH OF SECTIONS 2.1 OR 8, IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS OR CONCENTRIC BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY), OR FOR ANY CLAIM BY ANY THIRD PARTY, EXCEPT AS PROVIDED IN THE SECTION ENTITLED "INDEMNIFICATION". IN NO EVENT WILL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR
     (a) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY CONCENTRIC, ANY AGENT OF CONCENTRIC OR DISTRIBUTOR; (b) FAILURE OF THE NETSCAPE PRODUCTS TO PERFORM AS SPECIFIED HEREIN EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (c) FAILURE OF THE NETSCAPE PRODUCTS TO PROVIDE SECURITY; OR (d) ANY USE OF THE

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     NETSCAPE PRODUCTS OR THE DOCUMENTATION OR THE RESULTS OR INFORMATION
     OBTAINED OR DECISIONS MADE BY END USERS OF THE NETSCAPE PRODUCTS OR THE DOCUMENTATION. THE REMEDIES PROVIDED HEREIN ARE CONCENTRIC'S SOLE AND EXCLUSIVE REMEDIES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NETSCAPE'S ENTIRE LIABILITY TO CONCENTRIC FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT OF FEES RECEIVED BY NETSCAPE FROM CONCENTRIC.

SECTION 12. TERM OF AGREEMENT

     Unless sooner terminated under the provisions of Section 13, or otherwise rightfully terminated, this Agreement shall remain in effect for a period of two (2) years from the Effective Date. Thereafter it shall remain in effect; provided however, either party may terminate this Agreement for convenience effective at the end of such initial two (2) year term or at any time thereafter upon at least sixty (60) days prior written notice.

SECTION 13. DEFAULT AND TERMINATION

13.1 Termination for Default.

     If either party defaults in any of its obligations under this Agreement, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice unless, within thirty (30) calendar days after written notice of such default, the defaulting party remedies the default, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) calendar days, the defaulting party institutes within the thirty (30) calendar days steps necessary to remedy the default and thereafter diligently prosecutes the same to completion.

13.2 Bankruptcy. Either party shall have the right to terminate this Agreement if the other party ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within Ninety (90) calendar days, or makes an assignment for the benefit of its creditors.

13.3 Effect on Rights

     13.3.1 Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

     13.3.2 Except as specified in Paragraphs 13.4 and 13.5 below, upon termination or expiration of this Agreement, all licenses for Netscape Products and Documentation granted under this Agreement shall terminate.

     13.3.3 Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity, including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

13.4 Effect of Termination

     Within thirty (30) calendar days after termination of this Agreement, Concentric shall either deliver to Netscape or destroy all copies of the Netscape Products and Documentation (except as provided in Section 13.5) and any other materials provided by Netscape to Concentric hereunder in its possession or under its control, and shall furnish to Netscape an affidavit signed by an officer of Concentric certifying that, to the best of its knowledge, such delivery or destruction has been fully effected. Notwithstanding the foregoing, and provided Concentric fulfills its obligations specified in this Agreement with respect to such items, Concentric may continue to use and retain copies of the Netscape Products and Documentation to the extent, but only to the extent, necessary to support and maintain Netscape Products rightfully distributed to End Users by Concentric prior to termination of this Agreement.

13.5 Continuing Obligations

     13.5.1 Payment of Accrued Fees and Royalties. Within Thirty (30) calendar days of termination of this Agreement, Concentric shall pay to Netscape all sums then due and owing. Any other such sums shall subsequently be promptly paid as they become due and owing.

     13.5.2 Continuance of Sublicenses. Notwithstanding the termination of this Agreement, all End User sublicenses which have been properly granted by Concentric and Distributors pursuant to this Agreement prior to its termination shall survive.

     13.5.3 Other Continuing Obligations. The respective rights and obligations of Netscape and Concentric under the provisions of Paragraphs 2.1.2, 2.2, 3.3.1, 3.4, 9.1, 9.2, 9.3, 9.4, 13.3,
               13.4, 13.5 and Sections 4, 6, 7, 8, 10, 11 and 14 shall survive termination of this Agreement.

SECTION 14. GENERAL PROVISIONS

14.1 Notices

     Any notice, request, demand, or other communication required or permitted hereunder shall be in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) five (5) business days after deposit in the U.S. mail, postage prepaid, when mailed by registered or certified U.S. mail, return receipt requested, or two (2) business days after being sent via private industry courier to the respective parties at the addresses first set forth above or to such other person or address as the parties may from time to time designate in a writing delivered pursuant to this Paragraph 14.1. Notices to Netscape and Concentric shall be attention to: Legal Department.

14.2 Waiver and Amendment

     The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of Netscape and Concentric.

14.3 Assignment

     This Agreement and the licenses granted hereunder are to a specific legal entity or legal person, not including corporate subsidiaries or affiliates of Concentric, and are not assignable by Concentric, nor are the obligations imposed on Concentric delegable without the prior written consent of Netscape. Notwithstanding the foregoing, Concentric may assign this Agreement to a successor in interest to the whole of Concentric's business created to effect a change in the state of incorporation of Concentric. Any attempt to sublicense (except as expressly permitted herein) assign or transfer any of the rights, duties or obligations under this Agreement in derogation hereof shall be null and void.

14.4 Governing Law

     This Agreement is entered into in the State of California, U.S.A., and this Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts.

14.5 Relationship of the Parties

     No agency, partnership, joint venture, or employment is created as a result of this Agreement and neither Concentric nor its agents have any authority of any kind to bind Netscape in any respect whatsoever.

14.6 Captions and Section Headings

     The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

14.7 Severability

     If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

14.8 Force Majeure

     Either party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Concentric to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of God, earthquake, labor disputes and strikes, riots, war, and governmental requirements. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay.

14.9 Entire Agreement

     This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by Concentric, whether formally rejected by Netscape or not.

AUTHORIZED SIGNATURES

In order to bind the parties to this Agreement, their duly authorized representatives have signed their names below on the dates indicated.

NETSCAPE COMMUNICATIONS                    CONCENTRIC NETWORK
CORPORATION                                CORPORATION

By: /s/ Conway Rulon-Miller                By: /s/ Henry R. Nothhaft
    --------------------------------           --------------------------------

Name: Conway (Todd) Rulon-Miller           Name: Henry R. Nothhaft
      ------------------------------             ------------------------------

Title: VP Sales                            Title: CEO
       -----------------------------              -----------------------------

Date: 7-28-95                              Date: 7-28-95
      ------------------------------             ------------------------------


          REVIEWED BY
          NETSCAPE LEGAL

          Initial
                 ------------

                                  ATTACHMENT A
                         NETSCAPE PRODUCT DESCRIPTIONS


Product                                       O/S
-------                                       ---

Netscape Navigator LAN 1.1                    Windows and Macintosh

Netscape Navigator Personal Edition 1.1       Windows

                                 ATTACHMENT B
                  PRICING, PAYMENT SCHEDULES AND DELIVERABLES

1.   Prepayment for Client Products.  Concentric agrees to pay to Netscape a
     ------------------------------
nonrefundable prepayment against future-owed royalties for the Netscape Navigator products equal to [*] due and payable as follows:



     Amount Due         Date
     ----------         ----

     [*]                Effective Date
     [*]                October 31, 1995
     [*]                January 31, 1996
     [*]                April 30, 1996
     [*]                July 31, 1996

All prepaid royalties are recoverable at a One Hundred percent (100%) rate, meaning that for each One dollar ($1.00) of royalty due, One dollar ($1.00) is credited to Concentric's client product prepaid royalty account. After the client product prepaid royalties are fully depleted, (whether in any given monthly reporting period or after the total prepayment of [*]), royalties for the Netscape Navigator client product will be paid net thirty (30) days in accordance with Section 2 of this Attachment B and Section 4 of this Agreement.

2.   Pricing for Client Products.  The per product price for the Netscape
     ---------------------------
Navigator products shall be as follows:


           Product                Quantity    Per Product Price
           -------                --------    -----------------

Navigator LAN 1.1                 [*]         [*]
                                  [*]         [*]
                                  [*]         [*]
                                  [*]         [*]
                                  [*]         [*]

Navigator Personal Edition 1.1    [*]         [*]
                                  [*]         [*]
                                  [*]         [*]
                                  [*]         [*]
                                  [*]         [*]

-------------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.   Maintenance and Support.  Concentric agrees to pay to Netscape an annual
     -----------------------
fee for the maintenance and support described in Attachment E hereto.  [*].



4.   Major Updates.
     -------------

     4.1 For new licensees of the Netscape Products, the license fee for Major Updates shall not increase by more than [*] of the applicable per product price.

     4.2 For existing licensees of the Netscape Products, the license fee is [*] of Netscape's published end user price for the applicable Netscape
Product incorporating the Major Update, or Netscape's published list price for the Major Update distributed on a stand-alone basis, whichever is less.

     4.3 Notwithstanding section 4.1 and 4.2 of this Attachment B, Concentric will receive version 2.0 of the Netscape Products at no increase in the fees set forth in section 2 of this Attachment B.

5.   Deliverables.
     ------------

One (1) gold master of Navigator LAN 1.1 for Windows and Macintosh
One (1) gold master of Navigator Personal Edition 1.1 for Windows
One (1) electronic copy and one (1) printed copy of Documentation for Navigator LAN 1.1 and Personal Edition 1.1
One (1) printed copy of the document known as "Milan Customer Registration Process 1.1"

6.   Ship To Address for Deliverables:

     Concentric Research Corporation
     -------------------------------------
     10590 N. Tantau Avenue
     -------------------------------------
     Cupertino. CA 95014
     -------------------------------------
     Attention: Dan McCammon
                            --------------
     Telephone: 408 7774690
                           ---------------


-------------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 ATTACHMENT C
                              NETSCAPE TRADEMARKS

Netscape Trademarks
     The following are trademarks of Netscape Communications Corporation in the United States and/or other countries:

     the Netscape Communications Corporation logo
     Netscape
     Netsite
     Mozilla
     Netscape Navigator
     Netscape Internet Applications
     Netscape Communications Server
     Netscape Commerce Server
     Netscape News Server
     Netscape Proxy Server
     Netscape Merchant System
     Netscape Community System
     Netscape Publishing System
     Netscape IStore

                                 ATTACHMENT D
                     NETSCAPE END USER LICENSE AGREEMENTS


BY OPENING THE PACKAGE OR CLICKING ON THE "ACCEPT" BUTTON, YOU ARE CONSENTING TO BE BOUND BY AND ARE BECOMING A PARTY TO THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK THE "DO NOT ACCEPT" BUTTON OR RETURN THIS PRODUCT TO THE PLACE OF PURCHASE FOR A FULL REFUND.

                 NETSCAPE NAVIGATOR END USER LICENSE AGREEMENT

GRANT. Netscape Communications Corporation ("Netscape") hereby grants to you a non-exclusive license to use its accompanying software product ("Software") and accompanying documentation ("Documentation") on the following terms:

You may:
     use the Software on any single computer;
     use the Software on a second computer so long as the first and second computers are not used simultaneously; or copy the Software for archival purposes, provided any copy must contain all of the original Software's proprietary notices.

You may not:

     permit other individuals to use the Software except under the terms listed above; modify, translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction), or create derivative works based on the Software or Documentation;
     copy the Software or Documentation (except for back-up purposes); rent, lease, transfer or otherwise transfer rights to the Software or Documentation; or remove any proprietary notices or labels on the Software or Documentation.

SOFTWARE. If you receive your first copy of the Software electronically, and a second copy on media, the second copy may be used for archival purposes only. This license does not grant you any right to any enhancement or update.

TITLE. Title, ownership rights, and intellectual property rights in and to the Software and Documentation shall remain in Netscape and/or its suppliers. The Software is protected by the copyright laws of the United States and international copyright treaties. Title, ownership rights, and intellectual property rights in and to the content accessed through the Software is the property of the applicable content owner and may be protected by applicable copyright or other law. This License gives you no rights to such content.

LIMITED WARRANTY. Netscape warrants that for a period of ninety (90) days from the date of acquisition, the Software, if operated as directed, will substantially achieve the functionality described in the Documentation.
Netscape does not warrant, however, that your use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. In addition, the security, mechanism implemented by the Software has inherent limitations, and you must determine that the Software sufficiently meets your requirements. Netscape also warrants that the media containing the Software, if provided by Netscape, is free from defects in material and workmanship and will so remain for ninety (90) days from the date you acquired the Software. Netscape's sole liability for any breach of this warranty shall be, in Netscape's sole discretion: (i) to replace your defective media; or (ii) to advise you how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or (iii) if the above remedies are impracticable, to refund the license fee you paid for the Software. Repaired, corrected, or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date (a) of shipment to you of the repaired or replaced Software, or (b) Netscape advised you how to operate the Software so as to achieve the functionality described in the Documentation. Only if you inform Netscape of your problem with the Software during the applicable warranty period and provide evidence of the date you acquired the Software will Netscape be obligated to honor this warranty. Netscape will use reasonable commercial efforts to repair, replace, advise or refund pursuant to the foregoing warranty within 30 days of being so notified.

THIS IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY NETSCAPE. NETSCAPE MAKES NO OTHER EXPRESS WARRANTY AND NO WARRANTY OF NONINFRINGEMENT OF THIRD PARTIES' RIGHTS. THE DURATION OF IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE, IS LIMITED TO THE ABOVE LIMITED WARRANTY PERIOD; SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO LIMITATIONS MAY NOT APPLY TO YOU. NO NETSCAPE DEALER, AGENT, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS WARRANTY. If any modifications are made to the Software by you during the warranty period; if the media is subjected to accident, abuse, or improper use; or if you violate the terms of this Agreement, then this warranty shall immediately be terminated. This warranty shall not apply if the Software is used on or in conjunction with hardware or Software other than the unmodified version of hardware and Software with which the Software was designed to be used as described in the Documentation.

THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE OR BY JURISDICTION.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL NETSCAPE OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER

INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, OR FOR ANY DAMAGES IN EXCESS OF NETSCAPE'S LIST PRICE FOR A LICENSE TO THE SOFTWARE AND DOCUMENTATION, EVEN IF NETSCAPE SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

TERMINATION. This license will terminate automatically if you fail to comply with the limitations described above. On termination, you must destroy all copies of the Software and Documentation.

EXPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, North Korea, Yugoslavia, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By downloading or using the Software, you are agreeing to the foregoing and you are representing and warranting that you are not located in, under the control of, or a national or resident of any such country or on any such list.

In addition, if the licensed Software is identified as a not-for-export product (for example, on the box, media or in the installation process), then the following applies: EXCEPT FOR EXPORT TO CANADA FOR USE IN CANADA BY CANADIAN CITIZENS, THE SOFTWARE AND ANY UNDERLYING TECHNOLOGY MAY NOT BE EXPORTED OUTSIDE THE UNITED STATES OR TO ANY FOREIGN ENTITY OR "FOREIGN PERSON" AS DEFINED BY U.S. GOVERNMENT REGULATIONS, INCLUDING WITHOUT LIMITATION, ANYONE WHO IS NOT A CITIZEN, NATIONAL OR LAWFUL PERMANENT RESIDENT OF THE UNITED STATES. BY DOWNLOADING OR USING THE SOFTWARE, YOU ARE AGREEING TO THE FOREGOING AND YOU ARE WARRANTING THAT YOU ARE NOT A "FOREIGN PERSON" OR UNDER THE CONTROL OF A FOREIGN PERSON.

MISCELLANEOUS. This Agreement represents the complete agreement concerning this license between the parties and supersedes all prior agreements and representations between them. It may be amended only by a writing executed by both parties. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY YOU IS EXPRESSLY MADE CONDITIONAL ON YOUR ASSENT TO THE TERMS SET FORTH HEREIN, AND NOT THOSE CONTAINED IN YOUR PURCHASE ORDER. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by and construed under California law as such law applies to agreements between California residents entered into and to be performed within California, except as governed by

Federal law. The application the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded.

U.S. Government Restricted Rights. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement. Contractor/manufacturer is Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, CA 94043.

                                 ATTACHMENT E
                          OEM MAINTENANCE AND SUPPORT


1.   Maintenance/Minor Updates.  In consideration of the Maintenance and Support
     -------------------------
fee set forth in Attachment B, Netscape will provide to Concentric any Minor Updates made generally available during the term of this Agreement. Concentric and not Netscape will be responsible for providing Minor Updates to its Distributors and End Users. The expenses of any such distribution will be paid by Concentric. Concentric and Netscape will favorably consider electronic or alternative dissemination methods of such Minor Updates to the extent consistent with policies of both companies. Concentric and Netscape agree to discuss monthly support issues and processes.

2.   Technical Support.  In consideration of the Maintenance and Support fee set
     -----------------
forth in Attachment B, Netscape will provide Concentric with Netscape's backend technical support services, as further described herein.

     a.   Back-end Support.  Netscape will provide back-end support to
          ----------------
     Concentric for Program Errors not resolved by Concentric pursuant to Concentric's support policies and in accordance with subsection (b) below. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Netscape will provide Concentric with a telephone number and an e-mail address which Concentric may use to report Program Errors during Netscape's local California business hours (8am - 5pm Pacific Time). For priority 1 or 2 failures, Concentric agrees to notify Netscape via both telephone and e-mail. Concentric will identify one (1) member of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience for Concentric to perform its obligations hereunder. Within one
     (1) week after the Effective Date, Concentric will designate its liaison(s). Notification will be in writing and/or e-mail to Netscape. Concentric may substitute contacts at any time by providing to Netscape one
     (1) week's prior written and/or electronic notice thereof.

     Netscape will use reasonable commercial efforts to correct significant Program Errors that Concentric identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that Concentric's classification is incorrect. Concentric will provide sufficient information to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Netscape will not be required to correct any Program Error caused by (a) Concentric's incorporation or attachment of a feature, program, or device to the Netscape Products, or any part thereof;
     (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Netscape Products; (c) the failure to provide a suitable installation environment; (d) use of the Netscape Products for other than the specific purpose for which the Netscape Products are designed; (e) use of the Netscape Products on any systems other than the specified hardware platform for such Netscape Products; (f) Concentric's use of defective media or defective duplication of the Netscape Products; or

     (g) Concentric's failure to incorporate any Minor Update previously released by Netscape which corrects such Program Error.

     Provided Program Error reports are received by Netscape during Netscape's local California business hours (8am - 5pm Pacific Time), Netscape will use reasonable commercial efforts to communicate with Concentric about the Program Error via telephone or e-mail within the following targeted response times:


     --------------------------------------------------------------------------------
     Priority  Failure Description                        Response Time
     --------------------------------------------------------------------------------
     1         Fatal (no useful work can be done)         10 hours
     --------------------------------------------------------------------------------
     2         Severe Impact (functionality disabled):    1 working day
               errors which
               result in a lack of application
               functionality or cause intermittent
               system failure
     --------------------------------------------------------------------------------
     3         Degraded Operations: errors causing        3 working days
               malfunction of non-critical functions
     --------------------------------------------------------------------------------
     4         Minimal Impact: attributes and/or          Future release, on
               options to utility                         business justifiable basis
     --------------------------------------------------------------------------------
     5         Enhancement Request                        When applicable
     --------------------------------------------------------------------------------

     Netscape will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch, or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape reserves the right to charge Concentric additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with (i) Program Errors resulting from hardware or software not supplied by Netscape; or (ii) which occur in the Netscape Product release which is not the then-current release.

     b.   Front-line Support.  Concentric, and not Netscape, will provide
          ------------------
     front-line, or first and second level, technical support to its Distributors and End Users. Such support includes call receipt, call screening, installation assistance, problem identification and diagnosis, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any defective media or Minor Updates. Concentric agrees that any documentation distributed by Concentric will clearly and conspicuously state that End Users should call Concentric for technical support for the Netscape Products. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Netscape Products, to any Distributor or End User. If Netscape customer support representatives are being contacted by a significant number of Concentric's Distributors or End Users then, upon Netscape's request, Concentric and Netscape will cooperate to minimize such contact.

                                 ATTACHMENT F
                              CONCENTRIC PRODUCTS


Concentric network Access     Software which permits end users to access
-------------------------     Concentric's national dial-up data communications
                              network and includes:


Internet Access               Software and network services which permit
---------------               subscribers access to all Internet capabilities
                              through the Concentric Network.

Concentric Research Information and Entertainment Service
---------------------------------------------------------

                              Computerized interactive system offering subscribers a wide range of on-line information and entertainment services.

                            FIRST AMENDMENT TO THE
                      NETSCAPE COMMUNICATIONS CORPORATION
                                      AND
                           CONCENTRIC RESEARCH, INC.
                             OEM LICENSE AGREEMENT



This First Amendment ("Amendment") to the Netscape Communications Corporation and Concentric Research Inc., OEM License Agreement ("Agreement") is entered into on December __, 1995 ("Amendment Date") by and between Netscape Communications Corporation ("Netscape") and the Concentric Network Corporation, successor to the whole of Concentric Research Corporation ("Concentric").

WHEREAS, Netscape and Concentric Research Corporation have entered into an OEM License Agreement having an effective date of July 27, 1995;

WHEREAS, Netscape and Concentric desire to amend said OEM License Agreement;

NOW, THEREFORE, the parties agree as follows:

1.  Added as a new Section 1.1.7 is:

    "1.1.7 Attachment G (Navigator Custom Program Request Form) which sets forth the parameters of the Netscape Navigator Product that OEMs can request Netscape to customize."

2.  Added as a new Section 1.10 is:

    "1.10 "Registered User" means an End User that subscribes to Concentric's Product after receiving a copy of the Netscape Product on tangible media, and remains a subscriber for [*] after first initiating use of the Netscape Product using a Concentric Product."

3.  Added a new Section 2.1.5 is:

    "2.1.5 Distribution Requirements. Concentric may distribute the Netscape Products electronically by on-line distribution, and speculatively, provided, however, that such distribution shall be permitted only if distributed as specifically set forth in this Section 2.1.5.

     2.1.5.1 In the case of on-line distribution, the Netscape Products may only be distributed directly from Concentric and not through Distributors, and must not be distributed unless: (a) and until after an End User subscribes to Concentric's Product through Concentric's registration computer; (b) addressed to a specific End User; (c) distribution is made in conjunction with Concentric's providing an offer code or password to a potential subscriber; (d) Concentric agrees to pay, upon distribution/transmission, the applicable license fee specified in Attachment B; and (e) distribution/transmission is solely from Concentric's registration computer.


-------------------------
     [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.1.5.2 In case of speculative distribution, such distribution shall be limited to a nonrenewable, nonreuseable cumulative total of all Netscape Products of ten million (10,000,000) copies, and distribution shall only be on tangible media. Netscape Products distributed on a speculative basis must be preconfigured so that the "Home Page" upon initial installation and use by the End User is pointing to, and initially "its", a Concentric configured URL.

     2.1.5.3 If Concentric distributes the Netscape Products electronically or speculatively and is not in strict compliance with the conditions described in this Section 2.1.5, and such distribution shall be considered outside the scope of this Agreement, and as to any future distribution, the licenses granted hereunder shall be immediately revocable by Netscape in addition to any other remedies Netscape may have. Concentric agrees to use all reasonable efforts to terminate all licenses granted to End Users by Concentric which have not been granted in strict compliance with the conditions described in this Section 2.1.5."

4. Section 4.1.1 is amended to read as follows, with the revisions as noted by the underlined text:

    "4.1.1 Concentric shall pay to Netscape the non-refundable royalty license fees ("License Fees") specified in Attachment B hereto. In addition, upon exhaustion of the License Fees, Concentric shall pay to Netscape the royalties per license granted by Concentric and Distributors to End Users as specified in Attachment B in connection with the distribution of all or any portion of a Netscape Product or Update. The License Fees shall be credited against the royalties accruing under this Agreement in accordance with Attachment B hereto. Licenses will accrue in the applicable corresponding quantity upon: (a) the initial date of Concentric's internal use; (b) in the case of speculative
                                               --------------------------
distribution by Concentric of a tangible Netscape Product copy to a Distributor
                                --------
or End User, as soon as the End User becomes a Registered User; (c) in the case
             ------------------------------------------------------------------
of on-line distribution of a Netscape Product immediately upon
--------------------------------------------------------------
distribution/transmission; (d) in the case of any and all other means and forms
-------------------------------------------------------------------------------
of distribution of a Netscape Product, now or hereafter known or available, upon
--------------------------------------------------------------------------------
distribution by Concentric of a Netscape Product copy to a Distributor or End User; (e) authorization by Concentric to increase the authorized number of copies; and (f) the initial date of Concentric's internal use of shipment by Concentric to an End User or Distributor of an Update. Concentric shall pay Netscape such royalties accrued during each month within thirty (30) days following the end of such month and each such payment shall be accompanied by a monthly royalty report as described in Paragraph 4.3 below."

5.  Added as Section 4.1.3 is:

    "4.3 Customization Fees. Concentric shall pay to Netscape the customization fees set forth in Attachment B for each customization performed by Netscape as set forth in a completed and accepted Attachment B."

6. Section 4.3 is amended to read as follows, with the revisions as noted by the underlined text:

"4.3  Monthly Reports
      Concentric and its Distributors shall maintain accurate records of End Users, including the name and address of each end User, the specific platforms distributed to each End User, a running total of the number of
                                              --------------------------------
      copies of the Netscape Products distributed speculatively, the number of
      ------------------------------------------------------------------------
      Registered Users, and any further information as Netscape may from time to
      ----------------
      time reasonably request to be maintained. Concentric shall report to Netscape within Thirty (30) calendar days after the end of each month, a
                                                                             -
      running total of a the number of copies of the Netscape Products
      ----------------------------------------------------------------
      distributed speculatively, the number of Registered Users and the type and
      -------------------------------------------------------------
      number of licenses granted for the Netscape Products during such prior month by Concentric to Distributors and End Users."

7. Section 12 is amended to read as follows, with the revisions as noted by the underlined text:

      "Unless sooner terminated under the provisions of Section 13, or otherwise rightfully terminated, this Agreement shall remain in effect for a period of three (3) years from the amendment Date. Thereafter it shall remain in
         ---------------          --------------
      effect; provided however, either party may terminate this Agreement for convenience effective at the end of such initial three (3) year term or at
                                                       ---------
      any time thereafter upon at least sixty (60) days prior written notice."

8. Attachment a is amended to read as follows, with the revisions as noted by the underlined text:

                                 "ATTACHMENT A
                         NETSCAPE PRODUCT DESCRIPTIONS

Product                                            O/S
-------                                            ---

Netscape Navigator LAN 1.x and 2.x                 Windows and Macintosh
                       -----------

Netscape Navigator Personal Edition 1.x and 2.x    Windows
                                    -----------

Netscape Navigator Personal Edition 2.x            Macintosh (when available)"
-----------------------------------------------------------------------------

9. Attachment B is amended to read as follows, with the revisions as noted by the underlined text:

                                 "ATTACHMENT B
                  PRICING, PAYMENT SCHEDULES AND DELIVERABLES

1.  Prepayment for Client Products.  Concentric agrees to pay to Netscape as
    ------------------------------
nonrefundable prepayment against future-owed royalties for the Netscape Navigator products equal to [*] due and payable as follows:



    Amount                             Due Date
    ------                             --------
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]
    [*]                                [*]

All prepaid royalties are recoverable at a One Hundred percent (100%) rate, meaning that for each One dollar ($1.00) of royalty due, One dollar ($1.00) is credited to Concentric's client product prepaid royalty account. After the client product prepaid royalties are fully depleted, (whether in any given monthly reporting period or after the total prepayment of [*]), royalties for the Netscape

------------------------

     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Navigator client product will be paid net thirty (30) days in accordance with
Section 2 of this Attachment B and Section 4 of this Agreement. [*]


2.  Pricing for Client Products.  The per product price for the Netscape
    ---------------------------
Navigator products distributed from the Effective Date to the Amendment Date
                   ---------------------------------------------------------
shall be as follows:

                   Product                      Quantity       Per Product Price
                   -------                      --------       -----------------

Navigator LAN 1.x                               [*]            [*]
                -
                                                [*]            [*]
                                                [*]            [*]
                                                [*]            [*]
                                                [*]            [*]

Navigator Personal Edition 1.x                  [*]            [*]
                             -
                                                [*]            [*]
                                                [*]            [*]
                                                [*]            [*]
                                                [*]            [*]

The per product price for the Netscape Navigator products distributed after the
-------------------------------------------------------------------------------
Amendment Date shall be as follows:
-----------------------------------

     Product                                    Quantity       Per Product Price
--------------------------------------------------------------------------------
Navigator LAN 1.x & 2.x                         [*]            [*]
------------------------------------------------------------------
(Windows & Macintosh)                           [*]            [*]
------------------------------------------------------------------
                                                [*]            [*]
------------------------------------------------------------------


------------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Navigator Personal Edition 1.x & 2.x            Win 95  Non-Win 95 & Macintosh
------------------------------------------------------------------------------
                                      [*]       [*]     [*]
-----------------------------------------------------------
                                      [*]       [*]     [*]
-----------------------------------------------------------
                                      [*]       [*]     [*]
-----------------------------------------------------------

3.   Customization Fees.  [*].
     ------------------

4.   Maintenance and Support.  [*].
     -----------------------

5.   Major Updates.
     -------------

     5.1 For new licensees of the Netscape Products, the license fee for Major Updates shall not increase by more than [*] of the applicable per product price.

     5.2 For existing licensees of the Netscape Products, the license fee is [*] of Netscape's published end user price for the applicable Netscape Product incorporating the Major Update, or Netscape's published list price for the Major Update distributed on a stand-alone basis, whichever is less.

     5.3  Notwithstanding section 5.1 and 5.2 of this Attachment B, Concentric
     -                            -       ---
will receive version 2.x of the Netscape Products at no increase in the fees set
                       -
forth in section 2 of this Attachment B.

6.   Deliverables.
-    ------------

One (1) gold master of Navigator LAN 1.1 for Windows and Macintosh
One (1) gold master of Navigator Personal Edition 1.1 for Windows
One (1) gold master of Navigator Personal Edition 20 for Macintosh (when
------------------------------------------------------------------------
available)
----------

One (1) electronic copy and one (1) printed copy of Documentation for Navigator LAN 1.1 and Personal Edition 1.1
One (1) printed copy of the document known as "Milan Customer Registration Process 1.1"
One (1) gold master of Updates and One (1) electronic copy and one (1) printed
------------------------------------------------------------------------------
copy of Documentation for Updates
---------------------------------



---------------------------------

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.   Ship To Address for Deliverables:
-

     Concentric Research Corporation
     10590 N. Tantau Avenue
     Cupertino, CA  95014
     Attention:  James Isaacs
     Telephone:  408-342-2829"

10. Attachment G, attached to this Amendment is added to the Agreement as Attachment G.

11. In connection with Section 6.1 of the Agreement, Concentric confirms that it will comply with Netscape's trademark and tradename usage guidelines, including, but not limited to the Netscape Navigator Included Usage Guidelines.

12. Except as expressly amended herein, all other terms and conditions of the Agreement remain in full force and effect.

AUTHORIZED SIGNATURES

In order to bind the parties to this Amendment, their duly authorized representatives have signed their names below on the dates indicated.

NETSCAPE COMMUNICATIONS CORPORATION        CONCENTRIC NETWORK
                                           CORPORATION


By: /s/ Thomas Dicker                      By: /s/ Henry R. Nothhaft
    ----------------------------------          --------------------------------

Name: Thomas Dicker                        Name: Henry R. Nothhaft
      --------------------------------           -------------------------------

Title: Executive Director                  By: President and CEO
       -------------------------------         ---------------------------------

Date: January 2, 1996                          Date: December 30, 1995
      --------------------------------               ---------------------------

                            SECOND AMENDMENT TO THE
                      NETSCAPE COMMUNICATIONS CORPORATION
                                      AND
                           CONCENTRIC RESEARCH, INC.
                             OEM LICENSE AGREEMENT


This Second Amendment ("2nd Amendment") to the Netscape Communications Corporation and Concentric Research Inc., OEM License Agreement ("Agreement") is entered into by and between Netscape Communications Corporation ("Netscape") and the Concentric Network Corporation, ("Concentric") effective as of January 2, 1996.

WHEREAS, Netscape and Concentric Research Corporation have entered into an OEM License Agreement having an effective date of July 27, 1995;

WHEREAS, Netscape and Concentric entered into a First Amendment of the Agreement dated December 30, 1995 ("1st Amendment");

WHEREAS, Netscape and Concentric desire to further amend Section 1 of Attachment B of said OEM License Agreement;

NOW THEREFORE, the parties agree as follows:

1.  Section 1 of Attachment B is replaced with the following:

1.  [*]


    Amount  Due Date
    ------  --------
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]
     [*]      [*]


--------------------
    [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

All prepaid royalties are recoverable at a One Hundred percent (100%) rate, meaning that for each One dollar ($1.00) of royalty due, One dollar ($1.00) is credited to Concentric's client product prepaid royalty account. After the client product prepaid royalties are fully depleted, (whether in any given monthly reporting period or after the total prepayment of [*]), royalties for the Netscape Navigator client product will be paid net thirty (30) days in accordance with Section 2 of this Attachment B and Section 4 of this Agreement. [*]

2. Except as expressly amended herein, all other terms and conditions of the Agreement and First Amendment remain in full force and effect.


-------------------

     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AUTHORIZED SIGNATURES

In order to bind the parties to this 2nd Amendment, their duly authorized representatives have signed their names below on the dates indicated.

NETSCAPE COMMUNICATIONS                         CONCENTRIC NETWORK
CORPORATION                                     CORPORATION

By: /s/ Conway Rulon-Miller                     By: /s/ Henry R. Nothhaft
    -------------------------------                 --------------------------

Name: Conway (Todd) Rulon-Miller                Name: Henry R. Nothhaft
      -----------------------------                   ------------------------

Title: V.P. Sales                               Title: President/CEO
       ----------------------------                    -----------------------

Date: 1/30/91                                   Date: 2/13/91
      -----------------------------                   ------------------------

          REVIEWED BY
          NETSCAPE LEGAL

          Initial____________

                            THIRD AMENDMENT TO THE
                      NETSCAPE COMMUNICATIONS CORPORATION
                                      AND
                           CONCENTRIC RESEARCH, INC.
                             OEM LICENSE AGREEMENT

This Third Amendment ("3rd Amendment") to the Netscape Communications Corporation and Concentric Research Inc., OEM License Agreement ("Agreement") is entered into on May 21, 1996 ("3rd Amendment Date") by and between Netscape Communications Corporation ("Netscape") and the Concentric Network Corporation, successor to the whole of Concentric Research Corporation ("Concentric").

WHEREAS, Netscape and Concentric Research Corporation have entered into an OEM License Agreement having an effective date of July 27, 1995;

WHEREAS, Netscape and Concentric entered into a First Amendment of the Agreement dated December 30, 1995 ("1st Amendment");

WHEREAS, Netscape and Concentric entered into a Second Amendment of the Agreement dated January 2, 1996 ("2nd Amendment");

WHEREAS, Netscape and Concentric desire to amend said OEM License Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. Section 2.1.1 is amended to read as follows, with deletions as noted by the strike through text:

     "2.1.1 License. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Concentric hereby accepts, a nonexclusive, nontransferable license to (i) use and reproduce, without change, the Netscape Products (in executable form only) on any tangible media and (ii) distribute by sublicense such Netscape Product copies to Distributors and End Users only in conjunction with a Concentric Product. Concentric is expressly prohibited from any marketing and/or distribution directly or indirectly (e.g. through Distributors) of Netscape Products unless each copy is bundled with a Concentric Product. Such reproduction shall occur only at the location of Concentric's principal office first set forth above unless an alternate location is otherwise specified in writing to Netscape. Concentric may grant Distributors the right to grant further sublicenses to distribute copies of the Netscape Products to other Distributors regardless of tier and Concentric and all Distributors shall have the right to distribute the Netscape Products to End Users. Subject to the terms and conditions of this Agreement, Netscape hereby grants and Concentric hereby accepts a nonexclusive, nontransferable license to use the Milan Customer Registration Process 1.1 document solely in conjunction with the

Netscape Products to register End Users for Concentric Products. Concentric shall not disclose, provide, or otherwise make available said document to any third party.

2. Section 2.1.5.2 is amended to read as follows, with the deletions as noted by the underlined and strike through text:

           "2.1.5.2 In the case of speculative distribution, such distribution shall be limited to distribution on tangible media. Netscape Products distributed on a speculative basis must be preconfigured so that the "Home Page" upon initial installation and use by the End User is pointing to, and initially "hits", a Concentric configured URL."

4. Section 4.3 is amended to read as follows, with deletions as noted by the strike through text:

     "4.3  Monthly Reports

           Concentric and its Distributors shall maintain accurate records of End Users, including the name and address of each End User, the number of Registered Users, the specific platforms distributed to each End User, and any further information as Netscape may from time to time reasonably request to be maintained. Concentric shall report to Netscape within Thirty (30) calendar days after the end of each month, the number of Registered Users and the type and number of licenses granted for the Netscape Products during such prior month by Concentric to Distributors and End Users.

5. The portions of Attachment B referenced below are amended to read as follows, with deletions as noted by strike through and additions as noted by underline text.

     "2. Pricing for Client Products. The per product price for the Netscape Navigator products distributed from the Effective Date to the effective date of the 1st Amendment shall be as follows:

Product                         Quantity     Per Product Price
Navigator LAN l.x                [*]           [*]
                                 [*]           [*]
                                 [*]           [*]
                                 [*]           [*]
                                 [*]           [*]

---------------------

      [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


Navigator Personal Edition       [*]            [*]
                                 [*]            [*]
                                 [*]            [*]
                                 [*]            [*]
                                 [*]            [*]


The per product price for the Netscape Navigator products distributed after the effective date of the 1st Amendment shall be as follows:

Product                              Quantity   Per Product Price


Navigator LAN 1.x, 2.x and 3.x       [*]        [*]
                           ---       [*]        [*]
(Windows & Macintosh)                [*]        [*]



Navigator Personal Edition 1.x,                 Win95       Non-Win95 & Mac
2.x & 3.x
    -----
                                     [*]        [*]         [*]
                                     [*]        [*]         [*]
                                     [*]        [*]         [*]


Navigator LAN Gold 2.x and 3.x                  Win95       Non-Win95 & Mac
------------------------------                  -----       ---------------
                                     [*]        [*]         [*]
                                     [*]        [*]         [*]
                                     [*]        [*]         [*]

---------------------

     [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     "5.2 For existing licensees of the Netscape Products who register a new
      ----------------------------------------------------------------------
Netscape Product incorporating a Major Update, the license fee for such Major
-----------------------------------------------------------------------------
Update shall be as follows:
---------------------------

--------------------------------------------------------------------------------------------
Update from Client Version:         To Client Version:                Upgrade Price:
---------------------------         ------------------                --------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Navigator Personal Edition 1.x to   Navigator Personal Edition 2.x    [*]
---------------------------------

Navigator Personal Edition 3.x to   Navigator Personal Edition 4.x
---------------------------------

Navigator Personal Edition 4.x to   Navigator Personal Edition 5.x
---------------------------------

--------------------------------------------------------------------
Navigator Personal Edition 2.x to   Navigator Personal Edition 3.x    [*]
---------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------
Navigator LAN 1.x to                Navigator LAN 2.x                 [*]

Navigator LAN 3.x to                Navigator LAN 4.x

Navigator LAN 4.x to                Navigator LAN 5.x

--------------------------------------------------------------------
Navigator LAN 2.x to                Navigator LAN 3.x                 [*]
-----------------
--------------------------------------------------------------------
Navigator Gold LAN 2.x to           Navigator Gold LAN 3.x            [*]
--------------------------------------------------------------------

6. Except as expressly amended herein, all other terms and conditions of the Agreement remain in full force and effect.

---------------------

     [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AUTHORIZED SIGNATURES

In order to bind the parties to this Amendment, their duly authorized representatives have signed their names below on the dates indicated.

NETSCAPE COMMUNICATIONS               CONCENTRIC NETWORK
CORPORATION                           CORPORATION

By: /s/ Thomas Dicker                 By: /s/ Henry R. Nothhaft
    --------------------------            -----------------------------

Name: Thomas Dicker                   Name: Henry R. Nothhaft
     -------------------------             ----------------------------

Title: Executive Director             Title: CEO
      ------------------------              ---------------------------

Date:                                 Date: 5/20/96
     -------------------------             ----------------------------


          REVIEWED BY
          NETSCAPE LEGAL

          Initial
                 ------------

                                      -5-